No.

SUSGLOBAL ENERGY CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES

CUSIP #
ISIN# US

SusGlobal Energy
Caring for Earth's Journey

THIS CERTIFIES THAT

is the registered holder of

FULLY PAID UP AND NON-ASSESSABLE COMMON SHARES WITH PAR VALUE $.0001 IN THE CAPITAL OF

SUSGLOBAL ENERGY CORP.

transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers.

Dated:

Countersigned and Registered
HERITAGE TRANSFER AGENCY INC.
Transfer Agent and Registrar

President

Director

Authorized Officer

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE BY HERITAGE TRANSFER AGENCY INC. OF TORONTO, ONTARIO, CANADA.

For Value Received, ______________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL INSURANCE NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

________________________________________________________________________  Shares
Of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________
Attorney, to transfer the said common shares on the Books of the within-named Corporation, with full power of substitution in the premises.

Dated ______________________________________

In the presence of

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.